Exhibit 99.1

MARCH 31, 2012

APPLE REIT SIX *2012 First Quarter*

DEAR SHAREHOLDER, Greetings from Apple REIT Six, Inc. The first quarter of this year was marked by solid improvements in operations across our portfolio of 66 hotels. Demand for lodging continues to strengthen, evident in our higher occupancy levels and nightly rates as compared to the same period of 2011, and I am optimistic this momentum will continue throughout 2012.

For the first quarter of 2012, our hotels achieved an average occupancy rate of 70 percent, an average daily rate (ADR) of $110 and revenue per available room (RevPAR) of $77. As compared to results from the same period of 2011, occupancy was up approximately one percent, ADR was up approximately three percent and RevPAR was up by four percent. The summer travel season is upon us and we anticipate it will provide additional opportunities for revenue growth. As various events, from college graduations and sporting events to area festivals and celebrations, occur within our markets, our team will continue to strive towards an optimal balance of occupancy and ADR to maximize RevPAR.

The Company achieved modified funds from operations (MFFO) during the first quarter of 2012 that totaled approximately $18.0 million, or $0.20 per share, up four percent as compared to MFFO for the same period last year. Over the first three months of the year, the Company paid distributions of approximately $0.20 per share. The current annualized distribution rate for the Company is $0.792 per share. Our annualized distribution rate is closely monitored, taking into account varying economic cycles and capital improvements as well as current and projected hotel performance, and although we strive for consistency over the life of our program, we may make adjustments as needed, based on available cash resources. For reference, a shareholder who has been an investor in Apple REIT Six since the time of the Company’s first distribution payment has received distributions of approximately $6.83 per share, through April 30, 2012.

As always, we encourage our shareholders to know their investment and stay informed by reviewing information on our website at www.applereitsix.com, as well as our filings with the Securities and Exchange Commission, which can be found on their website at www.sec.gov.

The conservative strategy of Apple REIT Six is evident in the strength of our balance sheet and our portfolio of attractive Marriott®- and Hilton®-branded hotels. Our team is committed to maximizing shareholder value and confident our steady approach to hotel ownership and capital management will enable us to meet our goals over the long term. I am confident 2012 will be a good year for the Company. As always, thank you for your investment.

Sincerely,

Glade M. Knight,

Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

(In thousands except statistical data)	Three months ended March 31, 2012	Three months ended March 31, 2011
REVENUES
Room revenue	$53,918	$50,769
Other revenue	4,072	3,758
Reimbursed expenses	1,913	1,824

Total revenue	$59,903	$56,351

EXPENSES
Direct operating expense	$15,283	$14,368
Other hotel operating expenses	22,201	21,227
Reimbursed expenses	1,913	1,824
General and administrative	2,397	1,245
Depreciation	8,007	7,857
Interest, net	822	889

Total expenses	$50,623	$47,410

NET INCOME
Income from continuing operations	$9,280	$8,941
Income from discontinued operations	-	515

Net income	$9,280	$9,456

Income from continuing operations per share	$0.10	$0.10
Income from discontinued operations per share	-	-

Net income per share	$0.10	$0.10

MODIFIED FUNDS FROM OPERATIONS (A)
Net income	$9,280	$9,456
Depreciation of real estate owned	8,007	7,857

Funds from operations (FFO)	$17,287	$17,313
Costs related to potential merger	682	-

Modified funds from operations (MFFO)	$17,969	$17,313

FFO per share	$0.19	$0.19
MFFO per share	$0.20	$0.19

WEIGHTED-AVERAGE SHARES OUTSTANDING	91,082	91,356

OPERATING STATISTICS
Occupancy from continuing operations	70%	69%
Average daily rate from continuing operations	$110	$107
RevPAR from continuing operations	$77	$74
Number of continuing hotels	66	66
Distributions per share	$0.20	$0.19

Balance Sheet Highlights (Unaudited)

(In thousands)	March 31, 2012	December 31, 2011
ASSETS
Investment in real estate	$741,257	$746,354
Other assets	19,008	13,011

Total assets	$760,265	$759,365

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$71,715	$63,067
Other liabilities	6,321	5,670

Total liabilities	78,036	68,737
Total shareholders’ equity	682,229	690,628

Total liabilities & shareholders’ equity	$760,265	$759,365

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified funds from operations (MFFO) excludes costs associated with the evaluation of the potential consolidation transaction and potential public listing. The company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2012 and the results of operations for the interim period ended March 31, 2012. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Six, Inc. 2011 Annual Report.

Market Diversity

STATE/CITY	Portfolio of hotels
ALABAMA
Birmingham, Dothan (2), Huntsville (2),
Montgomery, Tuscaloosa (2)
ALASKA
Anchorage (3)
ARIZONA
Phoenix
CALIFORNIA
Arcadia (2), Bakersfield, Folsom, Foothill Ranch, Lake Forest, Milpitas, Roseville, San Francisco
COLORADO
Boulder, Denver/Glendale, Denver/Lakewood
CONNECTICUT
Farmington, Rocky Hill, Wallingford
FLORIDA
Clearwater, Lakeland, Orange Park, Orlando/Lake Mary, Panama City, Pensacola (3), Tallahassee
GEORGIA
Albany, Columbus, Savannah, Valdosta
NEW JERSEY
Mt. Olive, Somerset
NEW YORK
Saratoga Springs
NORTH CAROLINA
Roanoke Rapids
OREGON
Hillsboro (3), Portland
PENNSYLVANIA
Pittsburgh
SOUTH CAROLINA
Myrtle Beach
TENNESSEE
Nashville
TEXAS
Arlington (2), Dallas, Fort Worth (3), Laredo (2), Las Colinas, McAllen
VIRGINIA
Fredericksburg
WASHINGTON
Kent, Mukilteo, Redmond, Renton

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitsix.com

INVESTOR INFORMATION
For additional information about the
Company, please contact: Kelly Clarke,
Director of Investor Services
(804) 727-6321 or
kclarke@applereit.com

CORPORATE PROFILE Apple REIT Six, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott® Hotels & Resorts, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. Our portfolio consists of 66 hotels, containing a total of 7,658 guestrooms in 18 states. MISSION Apple REIT Six is a premier real estate investment company committed to providing maximum value for our shareholders.

Cover images from left to right, top to bottom: HAMPTON INN & SUITES, GLENDALE, CO; RESIDENCE INN, FT. WORTH, TX; HOMEWOOD SUITES, LAREDO, TX; MARRIOTT, REDMOND, WA; HOMEWOOD SUITES, NASHVILLE, TN; MARRIOTT, BOULDER, CO

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “ TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Six or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Six offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Six, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Six offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Six shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

Clockwise from left: COURTYARD, LAKE MARY, FL; HOMEWOOD SUITES, SOMERSET, NJ; RESIDENCE INN, LAREDO, TX